                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of the 31st day of October, 1997, by and between RICHARD L. WILLIAMS (the "Executive"), and DAN RIVER INC., a Georgia corporation, (the "Company");

                              W I T N E S S E T H:
                              - - - - - - - - - --


          WHEREAS, the Executive has been employed by the Company as the President of the Company since November, 1989; and

          WHEREAS, the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, on the terms and conditions contained herein; and

          WHEREAS, to induce the Executive to continue in the employ of the Company, the Company wishes to enter into this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


          Section 1.     Employment
          ---------      ----------

          1.1. Duties.  Subject to the terms hereof, the Company hereby employs
               ------
the Executive as the President of the Company, and the Executive hereby accepts such employment. The Executive agrees that during the employment of the Executive pursuant to this Agreement, the Executive shall devote his full business time and attention to the business of the Company.

          1.2. Other Activities.  The Executive may, without limitation, (i)
               ----------------
serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and
(iii) manage personal investments, provided such activities do not materially interfere with the performance of the Executive's responsibilities to the Company hereunder. The parties hereto expressly understand and agree that to the extent the Executive has engaged in any such activities prior to the date of this Agreement, any subsequent conduct of activities similar in nature and scope to such previous activities shall not be deemed to materially interfere with the performance of the Executive's duties hereunder.

          Section 2.     Compensation; Expenses
          ---------      ----------------------

          2.1. Salary.  Commencing on the date of this Agreement, the Company
               ------
shall pay the Executive a base salary (the "Base Salary") at a rate equal to the rate being paid to the Executive immediately prior to the execution of this Agreement. During the term of this Agreement, the Chief Executive Officer of the Company shall determine the Base Salary payable to the Executive, subject to approval by the Board.

          2.2. Bonus.  In addition to the Base Salary, the Company shall pay the
               -----
Executive, for each fiscal year ending during the term of this Agreement, an annual bonus (the "Bonus") pursuant to the MIP in existence as of the date hereof, or any comparable or successor plan. The Bonus shall be payable in cash promptly after the date on which the audited financial statements of the Company are first available for the fiscal year for which the Bonus is awarded, unless the Executive shall otherwise timely elect to defer the receipt of such Bonus under any deferred compensation plan of the Company then in effect. Under no circumstances shall the MIP, as in effect as of the date hereof, including, without limitation, any performance targets that have been established with respect thereto, be amended during the term of this Agreement without the consent of the Executive, which consent shall be evidenced by a writing to such effect or the affirmative vote by the Executive at the Board meeting approving any such amendment to the MIP.

          2.3. Expenses.  The Executive shall be reimbursed promptly for all
               --------
reasonable business-related expenses incurred by the Executive in accordance with the policies and procedures of the Company applicable to other senior executives thereof.


          Section 3.     Term; Termination of Agreement
          ---------      ------------------------------

          3.1. Term; Termination.  This Agreement shall become effective if and
               -----------------
only if the Company consummates an initial public offering of the Company's Common Stock on or before January 31, 1998. Provided that the Executive is employed on the date the initial public offering is consummated as provided above, the employment of the Executive pursuant to this Agreement shall continue for a period of five (5) years from such date or, if earlier, the occurrence of any of the following events:

               (a) the death or total disability of the Executive (total disability meaning the failure of the Executive to perform his normal required services hereunder for a period of six consecutive months during the term hereof by reason of the Executive's mental or physical disability) (a "Disability Termination Event");

               (b) termination by the Company of the Executive's employment hereunder for "Good Cause," which shall exist upon the occurrence of any of the following: (i) the Executive is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement, (ii) the Executive engages in a fraudulent act to the material damage or prejudice of the Company, or (iii) the Executive otherwise fails to comply with the terms of this Agreement, breaches any obligation or violates any duty to the Company or Dan River under applicable law or deviates from any written policies or directives of the Board, in any such case to the material detriment of the Company or Dan River, and, within 30 days after written notice from the Board of such failure, breach, violation or deviation, the Executive has not corrected such failure (in any such case, a "Good Cause Termination Event");

               (c) termination by the Company of the Executive's employment hereunder for any reason other than as a result of a Good Cause Termination Event (a "No Cause Termination Event");

               (d) termination by the Executive of the Executive's employment hereunder for "Good Reason", which shall mean (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority or duties or responsibilities as contemplated by Section 1 hereof or any other action by the Company that results in a material diminishment in such position (including, without limitation, reduction in the Executive's Base Salary from that in effect on the date hereof), authority, duties or responsibilities, other than action or inaction on the part of the Company that is corrected by the Company within 30 days after receipt of written notice thereof given by the Executive, (ii) any material failure by the Company to comply with the terms of this Agreement, including, without limitation, Sections 2 and 5 hereof, which is not corrected by the Company within 30 days after receipt of written notice thereof given by the Executive, (iii) the Company's requiring the Executive to be based at any office or location more than 40 miles away from that at which the Executive is based as of the date of this Agreement, except for travel reasonably required consistent with past practices, in the performance of the Executive's responsibilities, or (iv) any purported termination by the Company of the Executive's employment pursuant to this Agreement other than as permitted herein, in each such case without the prior written consent of the Executive (in any such case, a "Good Reason Termination Event"); or

               (e) voluntary termination by the Executive of the Executive's employment hereunder other than for "Good Reason" (as defined above) (a "Voluntary Termination Event");

               (f) the occurrence of a "Change in Control" in respect of the Company, which shall mean any event or series of events which result in any "Person" (as hereinafter defined) and its "Affiliates" (as hereinafter defined) or any group of Persons (as the term "group" is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder), other than Joseph L. Lanier, Jr. and Metropolitan Life Insurance Company and his or its Affiliates as a group, owning or controlling capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Board (a "Control Termination Event"). For purposes of this Agreement, "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof. For purposes of this Agreement, "Affiliate" shall mean (i) with respect to any particular natural Person, such Person's spouse, descendants (whether natural or adopted) and other relatives, and (ii) with respect to any particular Person, any other Person, controlling, controlled by or under common control with such particular Person.

          3.2. Notice of Termination.  Any termination of the Executive's
               ---------------------
employment hereunder by the Company or the Executive (other than by reason of death) shall be communicated by a Notice of Termination to the other party hereto given in accordance with the requirements of Section 7.10 of this Agreement and in the case of terminations contemplated by Sections 3.1(a) and
(b) of this Agreement, no termination shall become effective sooner than 10 days after the date of delivery of the Notice of Termination. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, and (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.


          Section 4.     Result of Termination
          ---------      ---------------------

          4.1. Termination As Result Of Voluntary or Good Cause Termination
               ------------------------------------------------ -----------
Events.  If the Executive's employment hereunder is terminated prior to the
------
fifth anniversary of the date hereof as a result of the occurrence of a Voluntary Termination Event or a Good Cause Termination Event, as of the date of the termination of Executive's employment hereunder, the Company shall have no further obligation to pay to the Executive any Base Salary, Bonus or any other benefits pursuant to this Agreement; provided, however, that the Company shall pay to the Executive any vested compensation previously deferred by the Executive and not paid as of the date of such termination; provided, further, however, that the Company shall have the right to deduct from any such deferred compensation any amounts owed to the Company by the Executive pursuant to any promissory notes or Company advances. If such termination occurs prior to the end of any pay period, the Executive shall be entitled to receive a portion of the Base Salary and Bonus for such pay period prorated to the date on which the Executive's employment is terminated.

          4.2. Termination As Result of No Cause, Control or Good Reason
               ---------------------------------------------------------
Termination Event.  If the Executive's employment hereunder is terminated as a
-----------------
result of the occurrence of a No Cause Termination Event, a Control Termination Event or a Good Reason Termination Event, the Company shall pay or shall cause Dan River to pay to the Executive (a) an amount equal to 100% of the aggregate Base Salary then in effect that would have been payable to the Executive pursuant to this Agreement if the Executive had remained employed by the Company for the twenty-four consecutive months immediately following the termination of his employment hereunder, (b) if such termination occurs prior to the end of any pay period, a portion of the Base Salary and Bonus for such pay period prorated to the date on which the Executive's employment is terminated, (c) any vested compensation previously deferred by the Executive and not yet paid, and (d) all reasonable business-related expenses incurred by the Executive prior to such termination for which the Executive would have been reimbursed pursuant to
Section 2.5 hereof (the amounts referred to in clauses (a), (b), (c) and (d) being the "Severance Payments"). The Severance Payments shall be paid by the Company to the Executive within 10 days after such termination. In addition to the Severance Payments, the Company shall continue to provide to the Executive all benefits set forth in Section 5.1 for twenty-four consecutive months following such termination (the "Severance Benefits"). To the extent that all or any portion of the Severance Payments and the Severance Benefits is subject to excise tax under Section 280G and 4999 of the Internal Revenue Code of 1986, as amended, the Company shall pay to the Executive any amounts necessary to reimburse the Executive in full for any such excise tax payable by the Executive in respect of the Severance Payments and the Severance Benefits and for any income taxes payable by the Executive in respect of such payments by the Company to the Executive (the "Tax Reimbursement"). Upon the written request of the Executive at any time within one year after the date of the termination of the Executive's employment hereunder as a result of the occurrence of a No Cause Termination Event, a Control Termination Event or a Good Reason Termination Event, the Company shall reimburse any reasonable expenses incurred by the Executive in relocating the Executive and his dependents to any location within the 48 contiguous United States that is more than 40 miles from the Executive's residence on the date of such termination to the extent any such expenses are not reimbursed by a new employer of the Executive (the "Relocation Expenses"), and the Company shall also pay the Executive such additional amounts necessary to reimburse the Executive in full for any taxes payable with respect to Relocation Expenses paid by the Company to the Executive (the "Relocation Tax Expense"). Other than the Severance Payments, the Severance Benefits, the Tax Reimbursement, the Relocation
Expenses and the Relocation Tax Expense, the Company shall have no further obligation to pay the Executive the Base Salary, Bonus or any other benefits pursuant to this Agreement.

          4.3. Termination As Result of Disability Termination Event.  If the
               -----------------------------------------------------
Executive's employment hereunder is terminated as a result of a Disability Termination Event, as of the date of the termination of the Executive's employment hereunder, the Company shall have no further obligation to pay the Executive any Base Salary, Bonus or any other benefits pursuant to this Agreement; provided, however, that the Company shall pay the Executive any vested compensation previously deferred by the Executive and not paid as of the date of such termination. If such termination occurs prior to the end of any pay period, the Executive shall be entitled to receive a portion of the Base Salary and Bonus for such pay period prorated to the date on which the Executive's employment is terminated. Notwithstanding the foregoing, if this Agreement is terminated as a result of the (a) death of the Executive, the Executive's family shall be entitled to receive benefits at least equal to those provided by the Company to surviving families of senior executives of the Company under such plans, programs and policies relating to family death benefits, if any, in effect on the date of the Executive's death, or (b) total disability of the Executive as described in Section-3.1(a), in addition to the benefits contemplated by Section 5.2, the Executive shall be entitled to receive disability and other benefits at least equal to those provided by the Company to disabled employees and their families in accordance with such plans, programs and policies relating to disability, if any, in effect on the date of the Executive's total disability.


          Section 5.     Additional Employment Benefits
          ---------      ------------------------------

          5.1. Benefits.  The Company shall provide the Executive with such
               --------
medical, dental, life and disability insurance as the Board shall authorize from time to time for the benefit of senior executives of the Company generally. In addition, the Executive shall have the right to participate in all incentive, savings and retirement plans available to senior executives of the Company generally and to receive such additional fringe benefits as the Board shall authorize from time to time for the benefit of senior executives of the Company generally.

          5.2. Vacation.  The Executive shall receive at least four (4) weeks of
               --------
paid vacation time each calendar year during the term of his employment hereunder, which vacation shall be prorated if the Executive's employment hereunder is terminated prior to December 31 of any year.


          Section 6.     Covenants
          ---------      ---------

          6.1. Confidential Information.  Other than in connection with
               ------------------------
performing his duties in good faith hereunder, the Executive hereby agrees that he will hold in confidence any confidential information relating to the business or operations of the Company ("Confidential Information") and that he will not use or disclose the same to any third party for any reason (unless disclosure is compelled by judicial or administrative process, or in the reasonable opinion of the Executive's counsel, by other requirements of law). Confidential Information shall not include information (a) known by the Executive prior to his employment by the Company in any capacity, (b) ascertained by the Executive other than in his capacity as the President of the Company, (c) ascertainable or obtained from public or published sources, or (d) that is or becomes known to the public (other than through a breach of this Agreement).

          6.2. Nonsolicitation.  If the Executive's employment hereunder is
               ---------------
terminated as a result of the occurrence of a Voluntary Termination Event or a Good Cause Termination Event, the Executive agrees that he shall not, during the two year period after the date of such termination, without the Company's prior written consent, directly or indirectly, knowingly solicit or encourage to leave the employment of the Company, any salaried employee of the Company or hire any salaried employee (other than the personal secretary of the Executive or a relative of the Executive) who has left the employment of the Company within one year of such termination of the Executive's employment; provided, however, that the Executive shall not be prohibited from hiring any employee of the Company whose employment has been terminated by the Company without good cause.


          Section 7.     Miscellaneous
          ---------      -------------

          7.1. Indemnification.  The Company shall indemnify and hold the
               ---------------
Executive harmless to the fullest extent permitted under applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) incurred in connection with any asserted or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was an officer, director or employee of the Company or its former parent, Braelan Corp. ("Braelan") or was serving at the request of the Company or Braelan as an officer, director, employee, fiduciary or agent of another corporation or other entity. In the event that the Executive shall receive written notice of any claim or proceeding against him that, if successful, might result in a claim under this Section 7.1, the Executive shall give written notice to the Company of such claim or proceeding and shall permit the Company to participate in the defense of such claim or proceeding by counsel of the Company's own choosing and at the expense of the Company. In addition, upon the written request of the Company, the Company may assume at its own expense the defense of any such claim or proceeding, provided that the Executive may participate at his expense in any such defense to the extent he may deem necessary or appropriate to protect his interests. Upon the final determination of any such claim or proceeding, the defense of which has been assumed by the Company, the Company shall fully discharge at its own expense all liability of the Executive and shall be entitled at its own expense, but without any liability of the Executive therefor, to compromise or settle any such claim or proceeding upon terms reasonably satisfactory to both the Company and the Executive.

          7.2. No Disclosure.  Each party hereto agrees that if the Executive's
               -------------
employment by the Company is terminated for any reason whatsoever, each party hereto will keep confidential and not make any public disclosures concerning the circumstances relating to such termination.

          7.3. No Litigation.  The Executive represents and warrants to the
               -------------
Company that there are no litigation proceedings pending or, to his knowledge, threatened against the Executive in his individual capacity or in any capacity that might give rise to a claim for indemnification under Section 7.1 hereof.

          7.4. Binding Effect.  This Agreement shall inure to the benefit of and
               --------------
shall be binding upon the Executive and his executor, administrator, heirs, personal representative and assigns, and the Company and its respective successors and assigns; provided, however, that the Executive shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of the Company.

          7.5. No Mitigation.  In no event shall the Executive be obligated to
               -------------
seek employment in mitigation of amounts payable to the Executive pursuant to
Section 4 hereof, and, other than as specifically provided in Section 4.2, the employment of the Executive after the termination of the Executive's employment by the Company shall not affect in any way or offset any amounts payable to the Executive pursuant to this Agreement.

          7.6. Fees.  The Company agrees to pay to the Executive to the fullest
               ----
extent permitted by law all fees and expenses (including reasonable attorneys' fees) incurred by the Executive in seeking to enforce any provision of this Agreement, provided that the Executive shall refund such fees and expense payments if it is finally judicially determined that the Executive is not entitled to any relief.

          7.7.  Governing Law.  This Agreement shall be deemed to be made in,
                -------------
and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia, without reference to principles of conflict of laws. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

          7.8. Survival of Certain Agreements.  The agreements and covenants set
               ------------------------------
forth in Section 6.1 hereof shall survive the termination of the Executive's employment under this Agreement for any reason.

          7.9. Headings.  The section and paragraph headings contained in this
               --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          7.10. Notices.  Unless otherwise agreed to in writing by the parties
                -------
hereto, all communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or five (5) business days after being sent by first class mail, certified return receipt requested, and addressed as follows:

          (a)  If to the Executive, addressed to:

               Mr. Richard L. Williams
               59 Warren Place
               Montclair, New Jersey 07042

          (b)  If to the Company, addressed to:

               Dan River Inc.
               2291 Memorial Drive
               Danville, Virginia  24541

               Attention:     Board of Directors
                              c/o Corporate Secretary

or to such other person or address as shall be furnished in writing by any party to the other prior to the giving of the applicable notice or communication.

          7.11. Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          7.12. Entire Agreement.  This Agreement is intended by the parties
                ----------------
hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

          7.13. Non-exclusivity of Rights.  Nothing in this Agreement shall
                -------------------------
prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its Affiliates for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with the Company or any of its Affiliates. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its Affiliates at or subsequent to the date on which his employment hereunder is terminated shall be payable in accordance with such plan or program.

          7.14. Severability.  In the event that any provision of this Agreement
                ------------
shall be deemed invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

          7.15. Prior Agreement.  Subject to the conditions set forth in the
                ---------------
introductory paragraph of Section 3.1 above, this Agreement succeeds an Employment Agreement dated September 3, 1996. Should the aforementioned conditions remain unsatisfied, the September 3, 1996 agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    THE COMPANY
                                    DAN RIVER INC.


                                    By: /s/ Joseph L. Lanier, Jr.
                                       ---------------------------
                                        Joseph L. Lanier, Jr.
                                        Chairman and CEO


[CORPORATE SEAL]

ATTEST:


By: /s/ Harry L. Goodrich
   ---------------------------

Title: Secretary
      ------------------------

                                        THE EXECUTIVE


                                            /s/ Richard L. Williams
                                        -----------------------------
                                          Richard L. Williams